Exhibit 99.1

Contact:	Investors
Mary T. Conway
Conway Communications
1-781-772-1679
marytconway@comcast.net

SEACHANGE INTERNATIONAL REPORTS

THIRD QUARTER FISCAL 2018 RESULTS

Revenue increases 17% from Q317

Company raises guidance for FY18 top and bottom line results

ACTON, Mass. (December 6, 2017) – SeaChange International, Inc. (NASDAQ: SEAC) today reported third quarter fiscal 2018 revenue of $23.4 million, a 17% increase from the third quarter of fiscal 2017, and U.S. GAAP income from operations of $0.9 million, or $0.03 per fully diluted share, compared to third quarter fiscal 2017 revenue of $20.0 million and U.S. GAAP loss from operations of $8.4 million, or $0.24 per basic share.

The Company’s U.S. GAAP third quarter fiscal 2018 results included non-GAAP charges of $2.3 million, which consisted primarily of severance and other restructuring costs of $1.0 million, stock-based compensation of $0.7 million and amortization of intangible assets from prior acquisitions of $0.6 million, while third quarter fiscal 2017 results included $4.1 million of non-GAAP charges. Non-GAAP income from operations in the third quarter of fiscal 2018 was $3.2 million, or $0.09 per fully diluted share, compared to the third quarter of fiscal 2017 non-GAAP loss from operations of $4.3 million, or $0.13 per basic share.

For the first nine months of fiscal 2018, the Company reported revenue of $57.3 million and a U.S. GAAP loss from operations of $6.6 million, or $0.19 per basic share, compared to revenue of $60.0 million and a U.S. GAAP loss from operations of $29.7 million, or $0.85 per basic share, in the same period in the prior fiscal year. Non-GAAP operating income for the first nine months of fiscal 2018 was $0.5 million, or $0.01 per fully diluted share, compared to a non-GAAP loss from operations of $18.7 million, or $0.54 per basic share, in the first nine months of fiscal 2017.

Ed Terino, Chief Executive Officer, SeaChange, said, “We are very pleased with our progress this past quarter, where growth from existing and new customers for IP video and cloud-based deployments translated into higher revenue and enabled us to achieve non-GAAP operating income. These positive results across our customer base and product portfolio demonstrate success with our turnaround and support our expectations for revenue growth in coming years.”

Peter Faubert, Chief Financial Officer, SeaChange, said, “SeaChange’s financial performance in the quarter represents excellent progress in reaching our year-end goals more quickly. Across all metrics – revenues, gross margins and non-GAAP EPS – we outperformed our guidance. Our continued discipline in controlling operating expenses, and the sequential improvement in our GAAP and non-GAAP gross profit margin, demonstrate that SeaChange has successfully turned around its operations. We are now well-positioned to attain non-GAAP gross profit margins in the low 60s on a recurring basis. Given our growth in bookings backlog this quarter and visibility into continued favorable product mix, we are increasing both our annual revenue and our bottom line guidance for fiscal 2018.”

SeaChange ended the third quarter of fiscal 2018 with cash, cash equivalents, restricted cash and marketable securities of approximately $37 million, and no debt outstanding.

Outlook

SeaChange anticipates fourth quarter fiscal 2018 revenue to be in the range of $20 million to $24 million, U.S. GAAP operating results to be in the range of a loss from operations of $0.03 per basic share to operating income of $0.05 per fully diluted share, and non-GAAP operating income to be in the range of $0.02 to $0.10 per fully diluted share. For the full fiscal 2018, SeaChange is raising its expectations for revenue in the range of $77 million to $81 million, and favorably adjusting its expectations for U.S. GAAP loss from operations in the range of $0.22 to $0.14 per basic share and for non-GAAP operating income in the range of $0.04 to $0.12 per fully diluted share.

These GAAP estimates are subject to a number of variables that are outside of management’s control, including the size of restructuring expenses, which are influenced by the timing of certain non-U.S. restructuring activities, and stock price fluctuations.

Conference Call

The Company will host a conference call to discuss its third quarter fiscal 2018 results at 5:00 p.m. ET today, Wednesday, December 6, 2017. The call may be accessed by dialing 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. The webcast replay will be archived on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Enabling our customers to deliver billions of premium video streams across a matrix of pay-TV and OTT platforms, SeaChange (Nasdaq: SEAC) empowers service providers, broadcasters, content owners and brand advertisers to entertain audiences, engage consumers and expand business opportunities. As an Emmy winning organization with nearly 25 years of experience, we give media businesses the content management, delivery and monetization capabilities they need to craft an individualized branded experience for every viewer that sets the pace for quality and value worldwide. For more information, please visit www.schange.com.

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including regarding anticipated revenue, income from operations, cost savings and other financial matters, are neither promises nor guarantees and may constitute “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Numerous factors could cause actual future results to differ materially from current expectations expressed or implied by such forward-looking statements, including, without limitation, the following: the continued spending by the Company’s customers on video systems and services and expenses we may incur in fulfilling customer arrangements; the continued development of the multiscreen video and OTT market; the success of our efforts to introduce SaaS-based multiscreen service offerings; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; the Company’s transition to being a company that primarily provides software solutions; worldwide economic cycles; measures taken to address the variability in the market for our products and services; the loss of or reduction in demand, or the return of product, by one of the Company’s large customers or the failure of revenue acceptance criteria in a given fiscal quarter; consolidation in the television service providers industry; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; any decline in demand or average selling prices for our products and services; failure to manage product transitions; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; net losses incurred by the Company and potential reduction in its cash position; the implementation of restructuring programs; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation relating to the Company’s intellectual property; content providers limiting the scope of content licensed for use in the video-on-demand and OTT market or other limitations in materials we use to provide our products and services; the Company’s ability to obtain necessary licenses, services or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the Company’s ability to realize the benefits of completed or future acquisitions; the impact of acquisitions, divestitures or investments made by the Company; the Company’s ability to raise additional funds through capital markets on favorable terms and in a timely manner; the Company’s ability to access sufficient funding to finance desired growth and operations; the performance of the companies in which the Company has taken non-controlling equity positions; any impairment of the Company’s assets; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the availability of shares to provide adequate equity incentives to employees of the Company; the ability of the Company to manage and oversee the outsourcing of engineering work; additional tax liabilities to which the Company may be subject; any breach of the Company’s security measures and customer data or our data being obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; disruptions to the Company’s information technology systems; uncertainties of regulation of Internet and data traveling over the Internet; the volatility of our stock; actions that may be taken by significant stockholders; if securities analysts do not publish favorable research or reports about our business; our use of non-GAAP reporting; the ability of the Company to remediate identified material weaknesses in certain internal controls over financial reporting; the Company’s use of estimates in accounting for the Company’s contracts; the performance of the Company’s third-party vendors; the Company’s entry into fixed price contracts and the related risk of cost overruns; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; compliance with conflict minerals regulations; terrorist acts, conflicts, wars and geopolitical uncertainties; the Company’s Delaware anti-takeover provisions; and the effect on revenue and reported results of a change in financial accounting standards. These risks and other risk factors that could cause actual results to differ from those anticipated are detailed in various publicly available documents filed by the Company from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 17, 2017. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers not to rely on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange International, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Amounts in thousands)

	October 31,	January 31,
	2017	2017
	(Unaudited)
Assets
Cash and cash equivalents	$27,155	$28,302
Restricted cash	8	109
Marketable securities	9,475	10,244
Accounts and other receivables, net	28,437	25,985
Unbilled receivables	3,630	6,553
Inventories, net	850	770
Prepaid expenses and other current assets	2,856	2,393
Property and equipment, net	10,131	11,485
Goodwill and intangible assets, net	26,122	25,890
Other assets	3,200	4,336

Total assets	$111,864	$116,067

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$14,419	$14,906
Deferred revenues	15,616	14,936
Deferred tax liabilities and income taxes payable	17,226	16,159
Other long term liabilities	—	530

Total liabilities	47,261	46,531

Total stockholders’ equity	64,603	69,536

Total liabilities and stockholders’ equity	$111,864	$116,067

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
Revenues:
Products	$11,119	$3,746	$18,907	$10,481
Services	12,311	16,215	38,415	49,502

Total revenues	23,430	19,961	57,322	59,983

Cost of revenues:
Products	1,198	1,824	3,088	4,506
Services	5,612	7,470	15,810	26,336
Amortization of intangible assets	255	315	764	947
Stock-based compensation expense	1	(26)	3	131

Total cost of revenues	7,066	9,583	19,665	31,920

Gross profit	16,364	10,378	37,657	28,063

Operating expenses:
Research and development	5,634	7,325	17,411	23,751
Selling and marketing	3,916	3,988	9,292	12,487
General and administrative	3,868	3,673	10,595	11,579
Amortization of intangible assets	370	540	1,075	1,572
Stock-based compensation expense	696	791	2,224	1,685
Change in fair value of earn-outs	—	—	—	249
Professional fees - other	—	24	21	328
Severance and other restructuring costs	960	2,373	3,670	5,991
Loss on impairment of long-lived assets	—	99	—	99

Total operating expenses	15,444	18,813	44,288	57,741

Income (loss) from operations	920	(8,435)	(6,631)	(29,678)
Other income (expenses), net	14	(67)	969	220

Income (loss) before income taxes	934	(8,502)	(5,662)	(29,458)
Income tax provision (benefit)	1,154	(420)	1,458	14,415

Net loss	$(220)	$(8,082)	$(7,120)	$(43,873)

Net loss per share:
Basic	$(0.00)	$(0.23)	$(0.20)	$(1.26)

Diluted	$(0.00)	$(0.23)	$(0.20)	$(1.26)

Weighted average common shares outstanding:
Basic	35,479	35,186	35,381	34,889

Diluted	35,479	35,186	35,381	34,889

SeaChange International, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Nine Months Ended
	October 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(7,120)	$(43,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,758	2,289
Provision for inventory obsolescence	90	318
Amortization of intangible assets	1,839	2,519
Fair value of acquisition-related contingent consideration	—	249
Stock-based compensation expense	2,227	1,816
Deferred income taxes	102	14,649
Other non-cash reconciling items, net	(14)	113
Changes in operating assets and liabilities, excluding impact of acquisition:
Accounts receivable	(1,401)	1,987
Unbilled receivables	3,289	2,913
Inventories	(165)	338
Prepaid expenses and other assets	62	428
Accounts payable	(3,199)	(2,102)
Accrued expenses	942	(4,833)
Deferred revenues	355	(3,864)
Other operating activities	327	173

Total cash used in operating activities	(908)	(26,880)

Cash flows from investing activities:
Purchases of property and equipment	(386)	(521)
Purchases of marketable securities	(7,246)	(2,252)
Proceeds from sale and maturity of marketable securities	7,993	4,249
Acquisition of business, net of cash acquired	—	(5,243)
Other investing activities	176	28

Total provided by (used in) in investing activities	537	(3,739)

Cash flows from financing activities:
Proceeds from issuance of common stock	53	64
Payments of withholding tax on RSU vesting	(52)	(109)
Other financing activities	—	(4)

Total cash provided by (used in) financing activities	1	(49)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(878)	(555)

Net decrease in cash, cash equivalents and restricted cash	(1,248)	(31,223)

Cash, cash equivalents and restricted cash, beginning of period	28,411	58,815

Cash, cash equivalents and restricted cash, end of period	$27,163	$27,592

Non-GAAP Measures.

We define non-GAAP income (loss) from operations as U.S. GAAP operating income (loss) plus stock-based compensation expenses, amortization of intangible assets, provision for loss contract, change in fair value of earn-outs, non-operating expense professional fees, severance and other restructuring costs and loss on impairment of long-lived assets. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP operating income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community in seeing SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Provision for Loss Contract. We entered a fixed-price customer contract on a multi-year arrangement, which included multiple vendors. As the system integrator on the project, we are subject to any cost overruns or increases with these vendors resulting in delays of acceptance by our customer. Delays of customer acceptance on this project result in incremental expenditures and require us to recognize a loss on this project in the period the determination is made. As a result, we recorded an estimated charge of $9.2 million in fiscal 2016. Subsequently, because of changes in the scope of the project and negotiations with the fixed-price customer, we recorded adjustments since fiscal 2016 totaling $4.7 million to reduce this provision. We believe that the exclusion of this line item amount, which is recorded in cost of revenues – service, allows a comparison of operating results that would otherwise impair comparability between periods.

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues and operating expenses. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Change in Fair Value of Earn-outs. The change in the fair value of earn-outs payable to the former shareholders of the businesses we acquire is considered by management to be non-recurring and therefore, impairs comparability among periods.

Professional Fees - Other. We have excluded the effect of legal and other professional costs associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are considered significant non-operating expenses.

Severance and Other Restructuring Costs. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

Loss on Impairment of Long-lived Assets. We incur losses on impairment of long-lived assets when it is determined that an impairment exists based upon estimated undiscounted future cash flows over the remaining useful life of the assets and compare that value to the carrying value of the assets. These charges are considered non-recurring.

The following table includes the reconciliations of our U.S. GAAP income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP income (loss) from operations for the three and nine months ended October 31, 2017 and 2016 (amounts in thousands, except per share and percentage data):

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Three Months Ended			Three Months Ended
	October 31, 2017			October 31, 2016
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$11,119	$—	$11,119	$3,746	$—	$3,746
Services	12,311	—	12,311	16,215	—	16,215

Total revenues	23,430	—	23,430	19,961	—	19,961

Cost of revenues:
Products	1,198	—	1,198	1,824	—	1,824
Services	5,612	—	5,612	7,470	—	7,470
Amortization of intangible assets	255	(255)	—	315	(315)	—
Stock-based compensation	1	(1)	—	(26)	26	—

Total cost of revenues	7,066	(256)	6,810	9,583	(289)	9,294

Gross profit	16,364	256	16,620	10,378	289	10,667

Gross profit percentage	69.8%	1.1%	70.9%	52.0%	1.4%	53.4%
Operating expenses:
Research and development	5,634	—	5,634	7,325	—	7,325
Selling and marketing	3,916	—	3,916	3,988	—	3,988
General and administrative	3,868	—	3,868	3,673	—	3,673
Amortization of intangible assets	370	(370)	—	540	(540)	—
Stock-based compensation expense	696	(696)	—	791	(791)	—
Professional fees - other	—	—	—	24	(24)	—
Severance and other restructuring costs	960	(960)	—	2,373	(2,373)	—
Loss on impairment of long-lived asset	—	—	—	99	(99)	—

Total operating expenses	15,444	(2,026)	13,418	18,813	(3,827)	14,986

Income (loss) from operations	$920	$2,282	$3,202	$(8,435)	$4,116	$(4,319)

Income (loss) from operations percentage	3.9%	9.8%	13.7%	(42.3%)	20.7%	(21.6%)
Weighted average common shares outstanding:
Basic	35,479	35,479	35,479	35,186	35,186	35,186

Diluted	35,479	35,671	35,671	35,186	35,209	35,186

Non-GAAP operating income (loss) per share:
Basic	$0.03	$0.07	$0.10	$(0.24)	$0.11	$(0.13)

Diluted	$0.03	$0.06	$0.09	$(0.24)	$0.11	$(0.13)

SeaChange International, Inc.

Preliminary Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data and percentages)

	Nine Months Ended			Nine Months Ended
	October 31, 2017			October 31, 2016
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$18,907	$—	$18,907	$10,481	$—	$10,481
Services	38,415	—	38,415	49,502	—	49,502

Total revenues	57,322	—	57,322	59,983	—	59,983

Cost of revenues:
Products	3,088	—	3,088	4,506	—	4,506
Services	15,810	593	16,403	26,336	—	26,336
Amortization of intangible assets	764	(764)	—	947	(947)	—
Stock-based compensation	3	(3)	—	131	(131)	—

Total cost of revenues	19,665	(174)	19,491	31,920	(1,078)	30,842

Gross profit	37,657	174	37,831	28,063	1,078	29,141

Gross profit percentage	65.7%	0.3%	66.0%	46.8%	1.8%	48.6%
Operating expenses:
Research and development	17,411	—	17,411	23,751	—	23,751
Selling and marketing	9,292	—	9,292	12,487	—	12,487
General and administrative	10,595	—	10,595	11,579	—	11,579
Amortization of intangible assets	1,075	(1,075)	—	1,572	(1,572)	—
Stock-based compensation expense	2,224	(2,224)	—	1,685	(1,685)	—
Change in fair value of earn-outs	—	—	—	249	(249)	—
Professional fees - other	21	(21)	—	328	(328)	—
Severance and other restructuring costs	3,670	(3,670)	—	5,991	(5,991)	—
Loss on impairment of long-lived asset	—	—	—	99	(99)	—

Total operating expenses	44,288	(6,990)	37,298	57,741	(9,924)	47,817

(Loss) income from operations	$(6,631)	$7,164	$533	$(29,678)	$11,002	$(18,676)

(Loss) income from operations percentage	(11.6%)	12.5%	0.9%	(49.5%)	18.4%	(31.1%)
Weighted average common shares outstanding:
Basic	35,381	35,381	35,381	34,889	34,889	34,889

Diluted	35,381	35,549	35,549	34,889	34,955	34,889

Non-GAAP operating (loss) income per share:
Basic	$(0.19)	$0.21	$0.02	$(0.85)	$0.31	$(0.54)

Diluted	$(0.19)	$0.20	$0.01	$(0.85)	$0.31	$(0.54)

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Gross Margins

(Unaudited, amounts in thousands except percentage data)

	Three Months Ended			Nine Months Ended
	October 31, 2017			October 31, 2017
	Total	Product	Service	Total	Product	Service
Revenue	$23,430	$11,119	$12,311	$57,322	$18,907	$38,415
GAAP gross profit	$16,364	$9,894	$6,470	$37,657	$15,740	$21,917
Exclude provision for loss contract	—	—	—	(593)	—	(593)
Exclude amortization of intangible assets	255	27	228	764	79	685
Exclude stock based compensation	1	—	1	3	—	3

Non-GAAP gross profit	$16,620	$9,921	$6,699	$37,831	$15,819	$22,012

Non-GAAP gross profit, %	70.9%	89.2%	54.4%	66.0%	83.7%	57.3%

	Three Months Ended			Nine Months Ended
	October 31, 2016			October 31, 2016
	Total	Product	Service	Total	Product	Service
Revenue	$19,961	$3,746	$16,215	$59,983	$10,481	$49,502
GAAP gross profit	$10,378	$1,840	$8,538	$28,063	$5,729	$22,334
Exclude provision for loss contract	—	—	—	—	—	—
Exclude amortization of intangible assets	315	82	233	947	246	701
Exclude stock based compensation	(26)	—	(26)	131	—	131

Non-GAAP gross profit	$10,667	$1,922	$8,745	$29,141	$5,975	$23,166

Non-GAAP gross profit, %	53.4%	51.3%	53.9%	48.6%	57.0%	46.8%

The following table reconciles the Company’s forecasted U.S. GAAP operating (loss) income to the Company’s forecasted non-GAAP operating income for the Company’s fourth fiscal quarter and full fiscal 2018:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

(Unaudited, amounts in thousands except per share data)

	Three Months Ended			Twelve Months Ended
	January 31, 2018			January 31, 2018
GAAP revenue guidance	$20,000	to	$24,000	$77,000	to	$81,000
GAAP (loss) income from operations per basic share	$(0.03)		$0.05	$(0.22)		$(0.14)
Exclude stock compensation expense	0.02		0.02	0.08		0.08
Exclude amortization of intangible assets	0.01		0.01	0.07		0.07
Exclude professional fees associated with divestitures	—		—	—		—
Exclude restructuring costs	0.02		0.02	0.11		0.11

Non-GAAP income from operations per fully diluted share	$0.02		$0.10	$0.04		$0.12

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2017	2016	2017	2016
Product revenues:
Video platform	$10,380	$1,797	$15,527	$6,148
Advertising	243	98	243	219
User experience	113	189	646	481
Hardware	190	1,209	1,788	2,141
Third-party products	193	453	703	1,492

Total product revenues	11,119	3,746	18,907	10,481

Service revenues:
Maintenance and support	8,140	8,769	25,122	27,521
SaaS	479	692	2,186	2,487
Professional services - video platform	3,371	5,206	10,541	15,571
User experience	321	1,548	566	3,923

Total service revenues	12,311	16,215	38,415	49,502

Total revenues	$23,430	$19,961	$57,322	$59,983